AMENDMENT OF SERVICES AND EMPLOYEE LEASING AGREEMENT

THIS AMENDMENT OF AGREEMENT (“Amendment”) is made as of August 1st, 2011, by and between MJI Resource Management Corp., an Arizona corporation (“MJI”), and Silverhorn Mining Ltd., a Delaware corporation (“SVH”)(collectively, the “Parties”).

BACKGROUND
The Parties hereto entered into that certain SERVICES AND EMPLOYEE LEASING AGREEEMENT dated June 1, 2011 (the “Agreement”). The Parties have agreed to amend the Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Parties agree to amend the Agreement as follows:

Section 1.1 Payment for Services is amended to read as follows:

“1.1 Payment for Services. For the duration of the Term, MJI will provide the Services to SVH in accordance with the terms and provisions specified in Schedule A to this Agreement (and such other services as may be agreed between MJI and SVH from time to time). In exchange for the Services, in addition to such other amounts payable by SVH to MJI hereunder, SVH shall pay to MJI the amount of Twenty Five Thousand Dollars ($25,000.00) per month (the “Services Fee”) for the duration of the Term; provided, however, that the Services Fee shall be appropriately adjusted for any additional services to be provided by MJI (as agreed by the parties), or upon the termination of this Agreement, as the case may be.”

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MJI Resource Management Corp.

/s/ John Eckersley
John Eckersley President

Silverhorn Mining Ltd.

/s/ Daniel Bleak
Daniel Bleak CEO